ARTHUR ANDERSEN

Office of the Chief Accountant                           Arthur Andersen LLP
Securities and Exchange                                  Suite 1400
Commission                                               6320 Canoga Avenue
450 Fifth Street, N.W.                                   Woodland Hills CA 91367
Washington, D.C. 20549
                                                         www.arthurandersen.com

January 23, 2001

Dear Sir/Madam:

We have read the first five paragraphs of Item 4 included in the Form 8-K dated January 15, 2001 of Quentra Networks, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP
Arthur Andersen LLP

Copy to:
Cheryl Johnson, CFO, Quentra Networks, Inc.